Effective: June 12, 1986
Amended:   5/14/87, 1/12/89, 1/10/96, 9/8/99, 1/11/01, 4/13/06

                                                                         4/13/06

                                     BY-LAWS

                                       OF

                  RIVERSOURCE STRATEGIC ALLOCATION SERIES, INC.

                                    ARTICLE I
                                 Corporate Seal

                                                                          9/8/99

     The corporate seal shall bear the inscription "Seal."

                                   ARTICLE II
                             Meeting of Shareholders

     Section 1. No regular meeting of shareholders need be held, however, a majority of directors present at a duly held meeting may call a regular meeting of shareholders by fixing the date, time and place for a meeting. A regular meeting of the shareholders shall include an election of directors. No meeting shall be considered a regular meeting unless specifically designated as such in the notice of meeting. Regular meetings may be held no more frequently than once per year. If a regular meeting of shareholders has not been held during the immediately preceding 15 months, a shareholder or shareholders holding three percent or more of the voting power of all shares entitled to vote may demand a regular meeting of shareholders by written notice of demand given to the chief executive officer or chief financial officer of the Fund. Within 30 days after receipt of the demand by one of those officers, the Board of Directors shall cause a regular meeting of shareholders to be called and held on notice no later than 90 days after receipt of the demand, all at the expense of the Fund. If the Board fails to cause a regular meeting to be called, the shareholder or shareholders making the demand may call the regular meeting by giving notice as required by the laws of Minnesota at the expense of the Fund.

     Section 2. The holders of at least ten percent (10%) of the shares outstanding and entitled to vote, present in person or by proxy, shall constitute a quorum, but the holders of a smaller amount may adjourn from time to time without further notice, other than by notice at the time, until a quorum is secured at any such adjourned meeting. In case a quorum is not present, the meeting may be adjourned from time to time without notice other than by notice at the meeting. At any adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

     Section 3. At each meeting of the shareholders, the polls may be opened and closed, the proxies and ballots may be received and taken in charge, and all questions touching the qualification of voters, the validity of proxies, and acceptances or rejections of votes may be decided by two (2) inspectors of election. Inspectors may be appointed by the Board of Directors before or at the meeting. If no such appointment shall have been made or if any inspector be absent or fails to act, the presiding officer at the meeting shall appoint a person or persons to fill such vacancy. Inspectors shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.

     Section 4. Special meetings of the shareholders may be called at any time as provided for by the laws of the State of Minnesota.

     Section 5. Shareholders shall take action by the affirmative vote of the holders of a majority of the voting power of the shares present and entitled to vote except where a larger portion is otherwise required.

                                   ARTICLE III
                                    Directors

                                                                          9/8/99
                                                                         4/13/06

     Section 1. An organizational meeting of the Board of Directors shall be held as soon as convenient to a majority of the directors, after the final adjournment of each regular meeting of the shareholders, and no notice shall be required Other meetings of the Board of Directors may be previously scheduled or called by the Chair of the Board or any two directors. Notice of specially called meetings shall be sufficient if given to each director at least five days prior thereto by mail or one day prior thereto by telephone, telegraph or in person, unless such notice period is waived by each director.

     Section 2. The Board of Directors shall fix and change, as it may from time to time determine, by majority vote, the compensation to be paid the directors, officers and all employees appointed by the Board of Directors.

     Section 3. A director may give advance written consent or opposition to a proposal to be acted on at a Board meeting. If the director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes of the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

     Section 4. A majority of the directors shall constitute a quorum, but a smaller number may adjourn from time to time without notice, other than by announcement at the meeting, until a quorum is secured; and, likewise, in case a quorum is present, the meeting may be adjourned from time to time without notice other than by announcement at the meeting. At any adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

     Section 5. The Board of Directors may, by resolution passed by a majority of the whole Board, designate an Executive Committee of two or more directors, which may meet at stated times or on notice to all by any of their number during intervals between meetings of the Board. The Executive Committee shall advise with and aid the officers of the Fund in all matters concerning its interests and the management of its business, and generally perform such duties and exercise such powers as may be delegated to it from time to time by the Board of Directors. Vacancies in the membership of such Executive Committee shall be filled by the Board of Directors.

     Section 6. From time to time the Board of Directors may, by resolution passed by a majority of the whole Board, appoint any other committee or committees for any purpose or purposes, which committee or committees shall have such powers as shall be specified in the resolution of appointment.

     Section 7. The quorum for such committee established by the Board of Directors is two members regardless of the number of members serving on the committee.

     Section 8. Any action required or permitted to be taken at any meeting of the Board of Directors or of a duly appointed committee of the Board of Directors may be taken in any manner permitted by law.

                                                                         1/11/01

     Section 9. The Board of Directors shall elect one independent member to serve a Chair of the Board whose duties shall include serving as the lead independent director.

                                   ARTICLE IV
                                    Officers

                                                                         1/11/01
                                                                          9/8/99

     Section 1. The Fund shall have a President, a Treasurer and may have such other officers as the Board of Directors may choose from time to time.

     Section 2. The Treasurer shall be the chief financial officer of the Fund, shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Fund, and shall perform such other duties as the Board of Directors may from time to time prescribe or require.

                                                                         4/13/06
                                                                          9/8/99
                                                                         1/11/01

     Section 3. Any person designated by the Board of Directors as Assistant Vice President shall perform those duties as may be prescribed by the Board of Directors. Any person designated by the Board of Directors as Vice President shall be vested with all the powers and required to perform all the duties of the President in the President's absence or disability; shall at all times be vested with the same powers as the President to sign and deliver in the name of the Fund any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the Fund; and shall perform such other duties as may be prescribed by the Board of Directors.

     Section 4. Any person designated by the Board of Directors as Secretary shall attend all meetings of the shareholders of the Fund, the Board of Directors, and such other meetings as may be designated by the Board of Directors. The Secretary shall record all of the proceedings of such meetings in a book or books to be kept for that purpose; shall have custody of the seal, stock certificate books and minute books of the Fund; may affix the seal of the Fund to any instrument and perform such additional duties as shall be assigned by the Board of Directors.

     Section 5. The officers of the Fund shall hold office until their successors are chosen and qualify in their stead. Any officer chosen and appointed by the Board of Directors may be removed either with or without cause at any time by the Board of Directors.

                                    ARTICLE V
                                  Capital Stock

                                                                         1/12/89

     Shares of capital stock shall be uncertificated.

                                                                         1/12/89

                                   ARTICLE VI
                                    Transfers

     Section 1. Shares of stock of the Fund shall be transferred on the books of the Fund at the request of the holder thereof in person or of her or his duly authorized attorney upon surrender of the certificate or certificates therefor, if any, or in their absence by a request for transfer in a form acceptable to the Fund that may include the request be in writing, and be signed by the registered holder or by his duly authorized attorney in the manner specified by the Fund. No transfer or assignment of shares shall affect the right of the Fund to pay any dividend due upon the shares, or to treat the holder of record as the holder in fact, until such transfer or assignment is registered on the books of the Fund and the Fund shall be entitled to treat the holder of record of any of its shares as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to, or interest in, such shares on the part of any person whether or not it shall have express or other notice thereof, save as may be expressly provided by law.

     Section 2. The Board of Directors shall have power and authority from time to time to appoint one or more transfer agents and/or clerks and registrars for the securities issued by the Fund and to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of such securities.

     Section 3. If any security issued by the Fund be lost, stolen, mutilated or destroyed, the security may be transferred upon giving of a satisfactory bond of indemnity in an amount which, in the judgment of the Board of Directors, is sufficient to indemnify the Fund against any claim that may result therefrom.

                                   ARTICLE VII
                                   Definitions

     For all purposes of the Articles of Incorporation and these By-Laws, the term "business day" shall be defined as a day with respect to which the New York Stock Exchange is open for business.

                                  ARTICLE VIII
                         Custodian or Trustee Agreements

     The Fund shall enter into a custodian or trustee agreement with a bank or trust company having aggregate capital, surplus and undivided profits of not less than $2,000,000 for the custody of the Fund's securities and other assets. All securities and cash assets owned or acquired by the Fund shall be held by such custodian or trustee pursuant to the terms of such agreement and the Fund shall deposit or cause to be deposited with such custodian or trustee all such securities and cash assets. The agreement between the Fund and the custodian or trustee may be terminated at any time by a vote of a majority of the outstanding shares of the Fund.

                                   ARTICLE IX
                                  Miscellaneous

                                                                         1/10/96

     Section 1. The fiscal year of the Fund shall begin on the first day of October in each year and end on the thirtieth day of September following.

     Section 2. If the sale of shares issued by the Fund shall at any time be discontinued, the Board of Directors may in its discretion, pursuant to resolution, deduct from the value of the assets an amount equal to the brokerage commissions, transfer taxes, and charges, if any, which would be payable on the sale of such securities if they were then being sold.

                                                                         5/14/87

                                    ARTICLE X
                                 Indemnification

     Section 1. Each person made or threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding whether civil, criminal, administrative, arbitration, or investigative, including a proceeding by or in the right of the Fund by reason of the former or present capacity as a director or officer of the Fund or who, while a director or officer of the Fund, is or was serving at the request of the Fund or whose duties as a director or officer involve or involved service as a director, officer, partner, trustee or agent of another organization or employee benefit plan, whether the basis of any proceeding is alleged action in an official capacity or in any capacity while serving as a director, officer, partner, trustee or agent, shall be indemnified and held harmless by the Fund to the full extent authorized by the Minnesota Business Corporation Act, as the same or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Fund to provide broader indemnification rights than the law permitted the Fund to provide prior to such amendment, or by any other applicable law as then in effect, against judgments, penalties, fines including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements and reasonable expenses, including attorneys' fees and disbursements, incurred in connection therewith and such indemnification shall continue as to any person who has ceased to be a director or officer and shall inure to the benefit of the person's heirs, executors and administrators provided, however, in an action brought against the Fund to enforce rights to indemnification, the director or officer shall be indemnified only if the action was authorized by the Board of Directors of the Fund. The right to indemnification conferred by this Section shall be a contract right and shall include the right to be paid by the Fund in advance of the final disposition of a proceeding for expenses incurred in connection therewith provided, however, such payment of expenses shall be made only upon receipt of a written undertaking by the director or officer to repay all amounts so paid if it is ultimately determined that the director or officer is not entitled to indemnification.

     Section 2. Each person who upon written request to the Fund has not received payment within thirty days may at any time thereafter bring suit against the Fund to recover any unpaid amount and, to the extent successful, in whole or in part, shall be entitled to be paid the expenses of prosecuting such suit. Each person shall be presumed to be entitled to indemnification upon filing a written request for payment and the Fund shall have the burden of proof to overcome the presumption that the director or officer is not so entitled. Neither the determination by the Fund, whether by the Board of Directors, special legal counsel or by shareholder, nor the failure of the Fund to have made any determination shall be a defense or create the presumption that the director or officer is not entitled to indemnification.

     Section 3. The right to indemnification and to the payment of expenses prior to any final determination shall not be exclusive of any other right which any person may have or hereinafter acquire under any statute, provision of the Articles of Incorporation, by-law, agreement, vote of shareholders or otherwise and notwithstanding any provisions in this Article X, the Fund is not obligated to make any payment with respect to any claim for which payment is required to be made to or on behalf of the director or officer under any insurance policy, except with respect to any excess beyond the amount of required payment under such insurance and no indemnification will be made in violation of the provisions of the Investment Company Act of 1940.